THIRD AMENDMENT TO THE
GPI US CONSOLIDATED PENSION PLAN
(As Amended and Restated Effective January 1, 2017)

WHEREAS, Graphic Packaging International, Inc. (the “Company”) maintains for the benefit of its employees the GPI US Consolidated Pension Plan (the “Plan”); and

WHEREAS, Section 4.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan to reflect a forthcoming change to the name of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of January 1, 2018, “Graphic Packaging International, Inc.” is amended to read as “Graphic Packaging International, LLC” each place it appears in the Plan.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Third Amendment to the GPI US Consolidated Pension Plan this 28th day of November, 2017.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By: /s/ Brad Ankerholz
Brad Ankerholz

By: /s/ Carla J. Chaney
Carla J. Chaney

By: /s/ Debbie Frank
Debbie Frank

By: /s/ Stephen Scherger
Stephen Scherger

By: /s/ Brian A. Wilson
Brian A. Wilson

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